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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 6, 1998 (except Note 14, as to which the date is
June   , 1999) in Amendment No. 3 to the Registration Statement (Form S-1 No.
333-76397) and related Prospectus of The Yankee Candle Company, Inc. for the registration of shares of its common stock.



Boston, Massachusetts
June   , 1999



The foregoing Consent is in the form that will be signed upon the completion of restatement of capital accounts described in Note 14 to the consolidated financial statements of the Company.



                                                      /s/ Ernst & Young LLP



Boston, Massachusetts
June 11, 1999